Exhibit 1.1

[•] Shares

WOODSIDE HOMES, INC.

Class A Common Stock

FORM OF UNDERWRITING AGREEMENT

[•], 2014

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES LLC,

As Representatives of the Several Underwriters,

c/o       Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

J.P. Morgan Securities LLC

383 Madison Avenue

New York, N.Y. 10179

Dear Sirs:

1.  Introductory.  Woodside Homes, Inc., a Delaware corporation (“Company”), agrees with the several underwriters named in Schedule B hereto (“Underwriters”) to issue and sell to the several Underwriters [•] shares of its Class A Common Stock, par value $0.01 per share (“Securities”), and the stockholders listed in Schedule A hereto (“Selling Stockholders”) agree with the Underwriters to sell to the several Underwriters an aggregate of [•] outstanding shares of the Securities (such [•] shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] additional shares of its Securities (such [•] shares of Securities being hereinafter referred to as the “Optional Securities”), as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

In connection with the consummation of the offering contemplated by this Agreement, all of the classes of the outstanding limited liability company interests in Woodside Homes Company, LLC, a Delaware limited liability company (“Woodside LLC”), will be reclassified and converted into a single new class of limited liability company interests (the “LLC Units”) and, upon consummation of this offering, the Company intends to use the net proceeds from the sale of the Offered Securities to purchase newly issued LLC Units and LLC Units from existing owners in Woodside LLC, as described in further detail in the General Disclosure Package. As part of the offering contemplated by this Agreement, [•] (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement up to [•] shares for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price.  Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

2.  Representations and Warranties of the Company, Woodside LLC and the Selling Stockholders.  (a) The Company and Woodside LLC, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission (as defined below) a registration statement on Form S-1 (No. 333-197022) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”.  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•]:00 [a/p.m.] (Eastern time) on [•], 2014.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement (if any) are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)  Ineligible Issuer Status.  (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company, Woodside LLC or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company and Woodside LLC in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated                              , 2014 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)  Good standing of the Company and Woodside LLC.  Each of the Company and Woodside LLC has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate or limited liability company, as applicable, and other) to own its properties and conduct its business as described in the General Disclosure Package; and each of the Company and Woodside LLC is duly qualified to do business as a foreign corporation or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to (x) have a material adverse effect on the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company and Woodside LLC and its subsidiaries, taken as a whole (“Material Adverse Effect”), (y) materially interfere with the marketability of the Offered Securities or (z) render invalid or materially affect their performance under this Agreement.

(vii)  Subsidiaries; LLC Units.  As of the date hereof, the Company has no subsidiaries.  Each subsidiary of Woodside LLC has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, limited liability company or partnership, as applicable, and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of Woodside LLC is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to (x) have a Material Adverse Effect, (y) materially interfere with the marketability of the Offered Securities or (z) render invalid or materially affect the Company’s or Woodside LLC’s performance under this Agreement; all of the issued and outstanding capital stock, membership interests or partnership interests of each subsidiary of Woodside LLC has been duly authorized and validly issued and is fully paid and nonassessable (to the extent applicable); and the capital stock, membership interests or partnership interests of each subsidiary owned by Woodside LLC, directly or through subsidiaries, is owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”).  The LLC Units have been duly authorized, and upon the completion of the Offering and Reorganization Transactions (as defined in the General Disclosure Package and the Final Prospectus) and the purchase by the Company of outstanding LLC Units from existing owners and newly issued LLC Units from Woodside LLC with the net proceeds from the offering of the Offered Securities as described in the General Disclosure Package and the Final Prospectus, such LLC Units (x) will have been validly issued, (y) will be owned by the Company free and clear of any Lien and (z) will conform to the information in the General Disclosure Package and to the description of the LLC Units contained in the Final Prospectus.

(viii)  Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; except as disclosed in the General Disclosure Package, the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(ix)  No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(x)  Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or Woodside LLC and any person granting such person the right to require the Company or Woodside LLC to file a registration statement under the Act with respect to any securities of the Company or Woodside LLC owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or Woodside LLC under the Act (collectively, “registration rights”), and any person listed on Schedule E hereto to whom the Company or Woodside LLC has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(xi)  Listing.  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xii)  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained, or made and such as may be required under state securities laws.

(xiii)  Title to Property.  Except as disclosed in the General Disclosure Package, the Company, Woodside LLC and its subsidiaries have good and marketable title to all material real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company, Woodside LLC and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xiv)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, Woodside LLC or any of its subsidiaries pursuant to, (A) the charter, by-laws or similar organizational documents of the Company or Woodside LLC, (B) the charter, by-laws or similar organizational documents of any subsidiary of Woodside LLC, (C) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, Woodside LLC or any of its subsidiaries or any of their properties, or (D) any agreement or instrument to which the Company, Woodside LLC or any of its subsidiaries is a party or by which the Company, Woodside LLC or any of its subsidiaries is bound or to which any of the properties of the Company, Woodside LLC or any of its subsidiaries is subject, except for, in the case of the foregoing clauses (C) and (D), any such breach, violation, default or imposition that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Woodside LLC or any of its subsidiaries.

(xv)  Absence of Existing Defaults and Conflicts.  None of the Company, Woodside LLC or any of its subsidiaries is in violation of its respective charter, by-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xvi)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and Woodside LLC.

(xvii)  Possession of Licenses and Permits.  The Company, Woodside LLC and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess and comply with such Licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, Woodside LLC or any of its subsidiaries, would individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xviii)  Absence of Labor Dispute.  No labor dispute with the employees of the Company, Woodside LLC or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would be reasonably expected to have a Material Adverse Effect.

(xix)  Possession of Intellectual Property.  The Company, Woodside LLC and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, Woodside LLC or any of its subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xx)  No Unlawful Payments.  None of the Company, Woodside LLC or any of its subsidiaries, or any director, officer or employee of the Company or Woodside LLC or any of its subsidiaries or, to the knowledge of the Company or Woodside LLC, any agent, affiliate or other person associated with or acting on behalf of the Company, Woodside LLC or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any  rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company, Woodside LLC and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxi)  Compliance with Money Laundering Laws.  The operations of the Company, Woodside LLC and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, Woodside LLC or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or Woodside LLC, threatened.

(xxii) No Conflicts with Sanctions Laws.  None of the Company, Woodside LLC or any of its subsidiaries, directors, officers or employees, or, to the knowledge of the Company or Woodside LLC, any agent, affiliate or other person associated with or acting on behalf of the Company, Woodside LLC or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company, Woodside LLC or any of its subsidiaries is located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company (and Woodside LLC, to the extent it receives any such proceeds from the Company) will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company, Woodside LLC and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxiii)  Taxes.  (i) Each of the Company, Woodside LLC and its subsidiaries has filed all Federal, state, local and non-U.S. tax returns that are required to be filed or has obtained extensions thereof, (ii) each of the Company, Woodside LLC and its subsidiaries has paid all taxes (including any assessments, fines or penalties) required to be paid by it and (iii) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, Woodside LLC and its subsidiaries or any of their respective properties or assets.

(xxiv)  Insurance.  Except as would not be reasonably expected to have a Material Adverse Effect or as disclosed in the General Disclosure Package, each of the Company, Woodside LLC and its subsidiaries carries insurance in such amounts and covering such risks as are reasonable and customary for the businesses in which it is engaged; there are no claims by the Company, Woodside LLC or any subsidiary under any of their policies of insurance and fidelity or surety bonds insuring the Company, Woodside LLC or such subsidiary as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company, Woodside LLC or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.

(xxv)  Environmental Laws.  Except as disclosed in the General Disclosure Package, (a)(i) none of the Company, Woodside LLC or any of its subsidiaries is in violation of, or has any liability under, any

Federal, state, local or non-U.S. statute, law (including common law), rule, regulation, ordinance, code, other requirement or rule of law, or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Company, Woodside LLC or any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Company, Woodside LLC or any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances, (iv) none of the Company, Woodside LLC or any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Company, Woodside LLC or any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company, Woodside LLC and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) through (vi) such as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; (b) to the knowledge of each of the Company and Woodside LLC, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (c) to the knowledge of each of the Company and Woodside LLC, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (d) there are no proceedings pending, or known to be contemplated, against the Company, Woodside LLC or any of its subsidiaries in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste, or words of similar import under any Environmental Laws.

(xvi)  Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Offered Securities and the provisions of the documents referred to therein, under the caption “Certain Relationships and Related Party Transactions,” insofar as they purport to constitute a summary of the terms of the documents and agreements discussed therein, and under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects and are fair summaries of such legal matters and documents.

(xvii)  Absence of Manipulation.  None of the Company, Woodside LLC or any of its subsidiaries has taken, nor will any of them take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xviii)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xix)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company, Woodside LLC and its subsidiaries and the Company’s Board of Directors (the “Board”) have taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, the Company will be in compliance with all applicable Exchange Rules and all provisions of Sarbanes-Oxley and all rules and regulations promulgated thereunder or implementing the provisions thereof, in each case, that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement. Each of the Company and Woodside LLC maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  Except as disclosed in the General Disclosure Package, neither the Company nor Woodside LLC has publicly disclosed or reported to its Audit Committee or Board of Directors, and within the next 135 days neither the Company nor Woodside LLC reasonably expects to publicly disclose or report to its Audit Committee or Board of Directors, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any similar matter which, if determined adversely, would be reasonably expected to have a Material Adverse Effect.

(xxx)  Absence of Accounting Issues.  Except as set forth in the General Disclosure Package, neither the Audit Committee of the Company nor the Audit Committee of Woodside LLC is reviewing or investigating, and neither the Company’s nor Woodside LLC’s independent auditors nor their respective internal auditors have recommended that the applicable Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s or Woodside LLC’s disclosure with respect to, any of their respective material accounting policies; (ii) any matter which would be reasonably expected to result in a restatement of the Company’s or Woodside LLC’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxi)  Accountants.  KPMG LLP, which has audited the financial statements included in the General Disclosure Package, is an independent registered public accounting firm with respect to the Company and Woodside LLC, within the meaning of the Securities Laws.

(xxxii)  Experts.  John Burns Real Estate Consulting, LLC, which has provided certain statistical and market data included in the General Disclosure Package, is an independent research provider and consulting firm with respect to the Company and Woodside LLC.

(xxxiii)  Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, Woodside LLC, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company, Woodside LLC or any of its subsidiaries, would be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, or would be reasonably expected to materially and adversely affect the ability of the Company or Woodside LLC to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s or Woodside LLC’s knowledge, threatened or contemplated.

(xxxiv)  Financial Statements.  The financial statements of Woodside LLC included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of Woodside LLC and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis; the balance sheet of the Company included in each Registration Statement and the General Disclosure Package presents fairly in all material respects the financial position of the Company as of the date shown, and such balance sheet has been prepared in conformity with US GAAP applied on a basis consistent with the financial statements of Woodside LLC; and the assumptions used in preparing the pro forma financial statements of the Company included in each

Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxxv)  No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company, Woodside LLC and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or Woodside LLC on any class of its capital stock or membership interests, as applicable, and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company, Woodside LLC and its subsidiaries.

(xxxvi)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxvii)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s or Woodside LLC’s retaining any rating assigned to the Company or Woodside LLC or any securities of the Company or Woodside LLC or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxviii)  Emerging Growth Company.  From the time of initial confidential submission to the Commission of the registration statement on Form S-1 (No. 333-197022) covering the registration of the Offered Securities under the Act (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(xxxix)  Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed in Schedule C hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the First Closing Date and as of any Optional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxx)  Absence of Unlawful Influence.  The Company has not offered or sold, or caused the Designated Underwriter to offer or sell, any Directed Shares to any person pursuant to the Directed Share

Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities.  Such Selling Stockholder has and on the First Closing Date will have valid and unencumbered title to the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date, free and clear of all liens, encumbrances, equities or adverse claims, and full right, power and authority to sell, assign, transfer and deliver the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date hereunder; and upon the delivery of and payment for the Firm Securities on the First Closing Date hereunder (assuming that no Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Firm Securities or any security entitlement in respect thereof) the several Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102 of the UCC) to the Firm Securities to be delivered by such Selling Stockholder on the First Closing Date, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such security entitlement may be asserted against the Underwriters.

(ii)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Firm Securities sold by such Selling Stockholder, except for (i) the registration of such Firm Securities under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under the rules of the New York Stock Exchange, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and sale of the Firm Securities by the Underwriters and (iii) such consents, approvals, authorizations or orders that, if not obtained, would not, individually or in the aggregate, impair in any material respect such Selling Stockholder’s ability to perform is obligations hereunder.

(iii)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (ii) conflict with or result in a breach or violation of the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, except in the case of clause (i) for such conflicts or breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, be expected to materially adversely affect such Selling Stockholder’s ability to perform its obligations hereunder.

(iv) Compliance with Securities Act Requirements.  (i) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, (C) on the First Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) as of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, such representations and warranties set forth in this subsection (b)(iv) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Final Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto in connection with the disclosure required by Item 7 of Form S-1 (the “Selling Stockholder Information”).

(v) Agreement.  Each Selling Stockholder has the full right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of each Selling Stockholder.

(vi) No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) Absence of Manipulation.  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Securities.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[•] per share, that number of Firm Securities (subject to adjustment, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying [•] Firm Securities, in the case of the Company, and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Company and the Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Woodside Homes, Inc., in the case of [•] Firm Securities, and to each Selling Stockholder, in the case of the number of Firm Securities set forth next to the name of such Selling Stockholder on Schedule A hereto, at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at [10:00] A.M., New York time, on [•], 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment, as determined by the Representatives in their discretion, in order to avoid fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Woodside Homes, Inc., at the above office of Simpson Thacher & Bartlett LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.  Certain Agreements of the Company, Woodside LLC and the Selling Stockholders.  The Company and Woodside LLC, jointly and severally, agree with the several Underwriters that:

(a)  Additional Filings.  Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b)  Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Representatives copies of each Registration Statement (two of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it or Woodside LLC is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, other than as to matters and transactions described in the General Disclosure Package and the Final Prospectus or related to the sale of the Offered Securities as contemplated hereby, in any jurisdiction in which it is not now so subject.

(g)  Reporting Requirements.  During the period of 5 years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses.  (A) The Company and Woodside LLC, jointly and severally, agree to pay all expenses incident to the offering of the Offered Securities (except as set forth in this Section 5(h)(B)) and the performance of their obligations under this Agreement, including but not limited to, (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review) (provided that the Company and Woodside LLC shall not be responsible for any fees, costs and expenses under clauses (i) and (ii) that exceed $40,000 in the aggregate), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company (including the chartering of airplanes), (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) any expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and (vii) all fees, expenses and disbursements of any counsel to the Company and Woodside LLC for services performed in connection with the transactions contemplated by this Agreement. (B) The Selling Stockholders, jointly but not severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) all fees, expenses and disbursements of counsel to the Selling Stockholders for services performed in connection with the transactions contemplated by this Agreement and (ii) any transfer taxes on the sale by the Selling Stockholders of the Firm Securities to the Underwriters.  It is understood that, except as provided in this Section 5(h) and Sections 5(m), 8 and 10 below, the Underwriters will pay all of their own costs and expenses incurred in connection with the offering of the Offered Securities, including fees and disbursements of their counsel.

(i)  Use of Proceeds.  The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)  Absence of Manipulation.  Neither the Company, Woodside LLC nor the Selling Stockholders will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities by Company and Woodside LLC. (A) For the period specified below (the “Lock-Up Period”), the Company and Woodside LLC will not, directly or indirectly, take any of the following actions with respect to the Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (including the LLC Units of Woodside LLC) (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities (except for a registration statement on Form S-8 to register shares issuable upon exercise of options, or vesting of other equity awards granted pursuant to the terms of a plan in effect on the date of this agreement), or publicly disclose the intention to take any such action, without the prior written consent of the Representatives except (v) the issuance of new LLC Units by Woodside LLC to the Company, and the purchase by the Company of such LLC Units with a portion of the net proceeds from the issuance of the Offered Securities, in connection with the offering of the Offered Securities, (w) the issuance of Securities to the Oaktree Blockers (as defined in the General Disclosure Package) in exchange for LLC Units in connection with the Offering and Reorganization Transactions, (x) the issuance of Lock-Up Securities constituting restricted stock or grants of employee stock options, in each case pursuant to the terms of a plan in effect on the date hereof, (y) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof and (z) the issuance of Securities in exchange for LLC Units pursuant to the terms of that certain exchange agreement, to be dated as of the Closing Date, among the Company, Woodside LLC and Woodside LLC’s existing owners (the “Exchange Agreement”), as described in the General Disclosure Package.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(B)  Agreement to Announce Lock-up Waiver.  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l)  Tax Form.  Each Selling Stockholder will deliver to the Representatives prior to or at the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

(m)  Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Offered Securities within the meaning of the Act and (ii) the completion of the Lock-Up Period.

(n) Payment of Expenses Related to Directed Share Program.  The Company and Woodside LLC agree, jointly and severally, to pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program.

(o)  Further Actions.  Each of the Company and Woodside LLC will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the First Closing Date and each Optional Closing Date and to satisfy all conditions precedent to the delivery of the Offered Securities.

6.  Free Writing Prospectuses.  The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject (i) to the accuracy of the representations and warranties of the Company, Woodside LLC and the Selling Stockholders herein (as though made on such Closing Date), (ii) to the accuracy of the statements of Company and Woodside LLC officers made pursuant to the provisions hereof, (iii) to the performance by the Company, Woodside LLC and the Selling Stockholders of their respective obligations hereunder and (iv) to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Underwriters shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than three days prior to such Closing Date).

(b)  Effectiveness of Registration Statement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Company, Woodside LLC and its subsidiaries, taken as a whole, which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or Woodside LLC by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or Woodside LLC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or Woodside LLC has been placed on negative outlook; (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or Woodside LLC on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for Company.  The Underwriters shall have received an opinion, dated such Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, substantially in the form attached as Exhibit C hereto.

(e)  Opinion of General Counsel.  The Underwriters shall have received an opinion, dated such Closing Date, of Wayne Farnsworth, General Counsel of the Company, to the effect that:

(i)  To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company, Woodside LLC or any of its subsidiaries except for actions, suits or proceedings which are either disclosed in the General Disclosure Package or, if not so disclosed, would not, individually or in the aggregate with all such other actions, suits and proceedings, have, if adversely determined, a Material Adverse Effect.

(ii)  To the knowledge of such counsel, there are no contracts or agreements between the Company or Woodside LLC and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

(f)  Opinion of Counsel for Selling Stockholders.  (i) The Underwriters shall have received an opinion, dated the First Closing Date, of Debevoise & Plimpton LLP, counsel for the Selling Stockholders, substantially in the form attached as Exhibit D hereto. (ii) The Underwriters shall have received an opinion, dated the First Closing Date, of [•], Delaware counsel for the Selling Stockholders, substantially in the form attached as Exhibit E hereto.

(g)  Opinion of Counsel for Underwriters.  The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)  Officers’ Certificate.  (i) The Representatives shall have received a certificate or certificates, dated such Closing Date, of an executive officer and a principal financial or accounting officer of each of the Company and Woodside LLC in which such officers shall state that: the representations and warranties of the Company and Woodside LLC in this Agreement are true and correct in all material respects (except for any representations or warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of such Closing Date as if made on and as of such Closing Date; the Company and Woodside LLC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, Woodside LLC and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package. (ii) The Representatives shall have received a certificate, dated the First Closing Date, of an officer of each of the Selling Stockholders that shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects (except for any representations or warranties that are qualified as to materiality, which shall be true and correct in all respects) on and as of the First Closing Date as if made on and as of the First Closing Date; and such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the First Closing Date.

(i)  Chief Financial Officer’s Certificate.  On the date hereof, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, covering certain financial information under the caption “Prospectus Summary—[Recent Developments]” and elsewhere in the General Disclosure Package and other customary matters. In addition, on each Closing Date, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, covering certain financial information under the caption “Prospectus Summary—[Recent Developments]” and elsewhere in the Final Prospectus and other customary matters.

(j)  Expert Certificate.  The Underwriters shall have received certificates, in form and substance satisfactory to the Representatives and dated, respectively, the date hereof and each Closing Date, of John Burns Real Estate Consulting, with respect to the information included in the “Prospectus Summary—Industry Overview” and “Appendix A—Market Overview” sections in the General Disclosure Package and the Final Prospectus and certain other matters.

(k)  Lock-up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters, in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company and each other person listed on Schedule E hereto.

(l)  Completion of Offering and Reorganization Transactions.  The Representatives shall have received evidence satisfactory to it and its counsel that the Offering and Reorganization Transactions described in the General Disclosure Package and the Final Prospectus under the caption “The Reorganization of Our Corporate Structure” other than the purchase of LLC Units and shares of Class B Common Stock with a portion of the net proceeds from the sale of Firm Securities have been completed prior to, or will be completed on, the First Closing Date.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  Indemnification of Underwriters by Company and Woodside LLC.  The Company and Woodside LLC will, jointly and severally,  indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and Woodside LLC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company and Woodside LLC agree, jointly and severally, to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.

(b)  Indemnification of Underwriters by Selling Stockholders.  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with the Selling Stockholder Information provided by such Selling Stockholder; provided, further, that the liability under this subsection (b) of each Selling Stockholder shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)  Indemnification of the Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, Woodside LLC, each of the Company’s directors and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each of its directors, officers, employees, agents and each person, if any, who controls such Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the seventh paragraph (related to sales to discretionary accounts), the fifteenth paragraph (related to stabilization) and the seventeenth paragraph (related to electronic prospectus distribution) under the caption “Underwriting.”

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and except as otherwise set forth in this subsection (d), the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Indemnified Party shall be designated in writing by the Representatives and any such separate firm for any Underwriter Indemnified Party shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Woodside LLC  and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Woodside LLC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company, Woodside LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Woodside LLC, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the Selling Stockholder Net Proceeds.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company, Woodside LLC, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(e)  Non-Exclusive Remedies.  The obligations of the Company and Woodside LLC under this Section 8 shall be in addition to any liability which the Company and Woodside LLC may otherwise have.

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders (as applicable) for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders (as applicable) for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders (as applicable), except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Survival of Certain Representations and Obligations.  The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Selling Stockholders, the Company, Woodside LLC or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company, Woodside LLC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c) hereof, the Company, Woodside LLC and the Selling Stockholders (in the case of the Selling Stockholders, with respect to all expenses incident to the performance of their obligations under this Agreement) agree, jointly and severally in the case of the Company and Woodside LLC, to reimburse the Underwriters pro rata (based on the number of Offered Securities to be sold by the Company, Woodside LLC and the Selling Stockholders) for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, Woodside LLC, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent via facsimile and confirmed to the Representatives at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, N.Y. 10179, Attention: Equity Syndicate Desk, or, if sent to the Company or Woodside LLC, will be mailed, delivered or sent via facsimile and confirmed to it at Woodside Homes, Inc., 39 East Eagleridge Drive, Suite 102, North Salt Lake City, Utah 84054, Attention: General Counsel, or if sent to the Selling Stockholders will be mailed, delivered or sent via facsimile and confirmed to the Selling Stockholders, c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071, fax (213) 830-6293, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or sent via facsimile and confirmed to such Underwriter.

12.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons and other referred to in Section 8, and no other person will have any right or obligation hereunder.

13.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with the transaction contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.  Absence of Fiduciary Relationship.  The Company, Woodside LLC and the Selling Stockholders acknowledge and agree that:

(a)           No Other Relationship.  The Underwriters have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, Woodside LLC or the Selling Stockholders, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company, Woodside LLC or the Selling Stockholders on other matters;

(b)           Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose.  The Company, Woodside LLC and the Selling Stockholders have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, Woodside LLC or the Selling Stockholders and that the Underwriters have no obligation to disclose such interests and transactions to the Company, Woodside LLC or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver.  The Company, Woodside LLC and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company, Woodside LLC or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, Woodside LLC or the Selling Stockholders, including stockholders, employees or creditors of the Company, Woodside LLC or the Selling Stockholders.

16. Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, Woodside LLC and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.  Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, Woodside LLC and the Selling Stockholders hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company, Woodside LLC and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, Woodside LLC, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

WOODSIDE HOMES, INC.

By
Name:
Title:

WOODSIDE HOMES COMPANY, LLC

By
Name:
Title:

OAKTREE OPPORTUNITIES FUND VIII (PARALLEL) AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series G
Its: General Partner

By: Oaktree Fund GP AIF, LLC
Its: General Partner

By: Oaktree Fund GP III, L.P.
Its: Managing Member

By
Name:
Title:

By
Name:
Title:

OAKTREE OPPORTUNITIES FUND VIII (PARALLEL 2) AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series G
Its: General Partner

By: Oaktree Fund AIF, LLC
Its: General Partner

By: Oaktree Fund GP III, L.P.
Its: Managing Member

By
Name:
Title:

By
Name:
Title:

OAKTREE HUNTINGTON INVESTMENT FUND AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series K
Its: General Partner

By: Oaktree Fund GP AIF, LLC
Its: General Partner

By: Oaktree Fund GP III, L.P.
Its: General Partner

By
Name:
Title:

By
Name:
Title:

OAKTREE OPPORTUNITIES FUND VIII AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series G
Its: General Partner

By: Oaktree Fund GP AIF, LLC
Its: General Partner

By: Oaktree Fund GP III, L.P.
Its: Managing Member

By
Name:
Title:

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold
Oaktree Opportunities Fund VIII (Parallel) AIF (Delaware), L.P.
Oaktree Opportunities Fund VIII (Parallel 2) AIF (Delaware), L.P.
Oaktree Huntington Investment Fund AIF (Delaware), L.P.
Oaktree Opportunities Fund VIII AIF (Delaware), L.P.
Total

SCHEDULE B

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Zelman Partners LLC
FBR Capital Markets & Co.
JMP Securities LCC
Moelis & Company LLC

Total

SCHEDULE C

1.              General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.  [list documents]

2.              Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  [The initial price to the public of the Offered Securities.]

2.  [list other information]

3.              Written Testing-the-Waters Communications

[None]

SCHEDULE D

Comfort Letter

SCHEDULE E

Oaktree Opportunities Fund VIII (Parallel) AIF (Delaware), L.P.

Oaktree Opportunities Fund VIII (Parallel 2) AIF (Delaware), L.P.

Oaktree Huntington Investment Fund AIF (Delaware), L.P.

Oaktree Opportunities Fund VIII AIF (Delaware), L.P.

Oaktree AC InvestCo, L.P.

Oaktree AC InvestCo 2, L.P.

Oaktree AC InvestCo 3, L.P.

Stonehill Institutional Partners, L.P.

SVMF 64, LLC

SVMF 62, LLC

John Hancock Life & Health Insurance Company

John Hancock Life Insurance Company (U.S.A.)

Joel Shine

Rick Robideau

Jay Moss

Wayne Farnsworth

Scott Hoisington

Chris Williams

Tim McGinnis

Ryan Ortman

Roger Gannon

Kent Lay

Mike Wittenberg

Gene Morrison

David Barclay

David Keller

Ronald Mass

Mark Porath

Michael Short

Michael Stern

Exhibit A

Form of Lock Up Agreement

Exhibit B

Press Release

Exhibit C

Opinion of Milbank, Tweed, Hadley & McCloy LLP

Exhibit D

Opinion of Debevoise & Plimpton LLP

Exhibit E

Opinion of [•]